InnerWorkings Announces Select Preliminary Fourth Quarter and Full-Year 2017 Results; Issues 2018 Guidance
Large Backlog of New Contracts Provides Momentum for a Strong 2018
Company Reschedules Earnings Release and Conference Call to March 12, 2018
CHICAGO, IL - February 26, 2018 - InnerWorkings, Inc. (NASDAQ: INWK), the leading global marketing execution firm, today announced select preliminary and unaudited fourth quarter and full-year 2017 results, and provided guidance for 2018. The Company also announced that it has rescheduled its fourth quarter and full year 2017 earnings release and conference call to allow additional time to complete the Company’s 2017 financial close and audit. The extended timeframe for closing 2017 is due to resource demands associated with implementing new revenue recognition standards effective January 1, 2018.

“The fourth quarter rounded out a solid year of growth for InnerWorkings in 2017,” said Chief Executive Officer Eric D. Belcher. “With $130 million in client contracts signed last year, plus another $31 million signed in January with three global brands, we enter 2018 highly confident in our financial expectations for this year.”

CHICAGO, IL - February 23, 2018 - InnerWorkings, Inc. (NASDAQ: INWK), the leading global marketing execution firm, today announced financial results for the three months and year ended December 31, 2017. For all non-GAAP references below, please refer to the non-GAAP reconciliation tables at the end of this release for more information.

Select Preliminary Unaudited Fourth Quarter 2017 Highlights

•	Gross revenue is expected to be between $303 million and $308 million in the fourth quarter, an increase of 12 to 14% compared with $270.4 million in the fourth quarter of 2016.

•	Gross profit (net revenue) is expected to be between $74 million and $75 million in the fourth quarter, an increase of 8 to 9% compared to $68.7 million in the same period of 2016.

Select Preliminary Unaudited Full Year 2017 and Recent Highlights

•	Gross revenue is expected to be between $1,138 million and $1,143 million in 2017, an increase of 4 to 5% compared with $1,090.7 million in 2016.

•	Gross profit (net revenue) is expected to be between $281 million and $282 million, a 7% increase compared to $263.5 million in 2016.

•
InnerWorkings signed new client contracts during 2017 totaling $130 million of annual revenue at full run-rate. This growth is a blend of expansions with existing accounts as well as the addition of a number of first time clients.

•	InnerWorkings also signed new client contracts in January 2018 totaling $31 million of annual revenue at full run-rate.

Outlook

The Company expects 2018 annual gross revenue to range between $1,195 million and $1,230 million. Non-GAAP adjusted EBITDA is expected to be between $74 million and $77 million in 2018. The Company forecasts 2018 non-GAAP diluted earnings per share to be $0.56 to $0.59.

Rich Stoddart, incoming Chief Executive Officer, added, “With the strength of our current backlog and pipeline of opportunities for growth in the future, now is an exciting time to be joining InnerWorkings. We have a compelling value proposition for customers, and I’m looking forward to a successful 2018 and beyond.”

Earnings Release and Conference Call Schedule

InnerWorkings has rescheduled its fourth quarter and full-year earnings release and conference call, originally planned for February 27, 2018. The Company will now issue its fourth quarter and full-year earnings release on March 12, 2018 after market close, and will host a conference call at 4:30 p.m. Central Time (5:30 p.m. Eastern Time) that same day. The phone number to access the conference call is (877) 771-7024. A live audio webcast of the call will be available through InnerWorkings’ website at http://investor.inwk.com/events.cfm. A replay of the webcast will be available later that day at the same location.

The new schedule gives the Company more time to complete its 2017 financial close and audit. The extended timeframe for closing 2017 is due to resource demands associated with implementing new revenue recognition standards effective January 1, 2018 (FASB Accounting Standards Codification (ASC) Topic 606). ASC 606 does not apply to 2017 financial results and is not expected to have a material impact on the Company’s 2018 outlook.

The select preliminary 2017 results disclosed in this announcement have been provided prior to completion of all internal and external review and audit procedures and, therefore, are subject to adjustment until the filing of the Company’s Annual Report on Form 10-K with the SEC, which the Company expects to complete on time, not later than March 16, 2018.

Non-GAAP Financial Measures

This press release includes the following financial measures defined as “non-GAAP financial measures” by the SEC: non-GAAP adjusted EBITDA and non-GAAP diluted earnings per share. The Company believes these measures provide useful information to investors because they provide further insights into the Company’s financial performance. These measures are also used by management in its financial and operational decision-making and evaluation of overall performance. The presentation of this financial information, which is not prepared under any comprehensive set of accounting rules or principles, is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with generally accepted accounting principles. For a reconciliation of these non-GAAP financial measures to the nearest comparable GAAP measures, please see the reconciliation of non-GAAP adjusted EBITDA and non-GAAP diluted earnings per share included in this release.

The Company has not quantitatively reconciled its guidance for non-GAAP adjusted EBITDA or non-GAAP diluted earnings per share to their most comparable GAAP measure because the Company does not provide specific guidance for the various reconciling items as certain items that impact these measures have not occurred, are out of the Company’s control, or cannot be reasonably predicted. Accordingly, a reconciliation to the nearest GAAP financial metric is not available without unreasonable effort. Please note that the unavailable reconciling items could significantly impact the Company’s results.
Forward-Looking Statements

This release contains statements relating to future results. These statements are forward-looking statements under the federal securities laws. We can give no assurance that any future results discussed in these statements will be achieved. Any forward-looking statements represent our views only as of today and should not be relied upon as representing our views as of any subsequent date. These statements are subject to a variety of risks and uncertainties that could cause our actual results to differ materially from the statements contained in this release. For a discussion of important factors that could affect our actual results, please refer to our SEC filings, including the “Risk Factors” section of our most recently filed Form 10-K. In addition, this release contains preliminary financial results for fourth quarter and full-year 2017. Preliminary unaudited results for 2017 are provided prior to completion of all internal and external review and audit procedures and therefore are subject to adjustment.

About InnerWorkings

InnerWorkings, Inc. (NASDAQ: INWK) is the leading global marketing execution firm serving Fortune 1000 brands across a wide range of industries. As a comprehensive outsourced enterprise solution, the Company leverages proprietary technology, an extensive supplier network and deep domain expertise to streamline the production of branded materials and retail experiences across geographies and formats. InnerWorkings is headquartered in Chicago, IL and employs approximately 2,000 individuals to support global clients in the execution of multi-faceted brand campaigns in every major market around the world. InnerWorkings serves many industries, including: retail, financial services, hospitality, consumer packaged goods, nonprofit, healthcare, food & beverage, broadcasting & cable, automotive, and transportation. For more information visit: www.inwk.com.
CONTACT:

InnerWorkings, Inc.
Chip Hodgkins
312.676.5774
chodgkins@inwk.com
OR
Bridget Freas
312.589.5613
bfreas@inwk.com